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                                                                      EXHIBIT 21

                                                   Jurisdiction of
              Name                                 Incorporation
              ----                                 -------------
Cash America International, Inc.                   Texas

Cash America, Inc.                                 Delaware
     Cash America, Inc. of Louisiana               Delaware
     Rent-A-Tire, Inc.                             Texas

Cash America, Inc. of Tennessee                    Tennessee

Cash America, Inc. of Oklahoma                     Oklahoma

Cash America, Inc. of Kentucky                     Kentucky

Cash America, Inc. of South Carolina               South Carolina

Florida Cash America, Inc.                         Florida

Georgia Cash America, Inc.                         Georgia

Cash America, Inc. of North Carolina               North Carolina

Cash America Pawn, Inc. of Ohio                    Ohio

Cash America, Inc. of Alabama                      Alabama

Cash America, Inc. of Colorado                     Colorado

Cash America, Inc. of Indiana                      Indiana

Cash America Pawn L.P.                             Delaware

Cash America Management L.P.                       Delaware

Cash America Holding, Inc.                         Delaware

Harvey & Thompson Limited                          England

Express Cash International Corporation             Delaware

CAII Pantbelaning AB                               Sweden

Cash America of Missouri, Inc.                     Missouri
     Vincent's Jewelers and Loan, Inc.             Missouri

Mr. Payroll Corporation                            Delaware

Cash America, Inc. of Utah                         Utah

Cash America Franchising, Inc.                     Delaware

Cash America Financial Services, Inc.              Delaware

Cash America, Inc. of Illinois                     Illinois
     Uptown City Pawners, Inc.                     Illinois

Doc Holliday's Pawnbrokers & Jewelers, Inc.        Delaware
     Longhorn Pawn & Gun, Inc.                     Texas
         Bronco Pawn & Gun, Inc.                   Oklahoma
         Gamecock Pawn & Gun, Inc.                 South Carolina
         Hornet Pawn & Gun, Inc.                   North Carolina
         Tiger Pawn & Gun, Inc.                    Tennessee
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